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                          NEW YORK VENTURE FUNDS, INC.
                              ARTICLES OF AMENDMENT


         NEW YORK VENTURE FUNDS, INC., a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended as follows:

         Article FIFTH of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  FIFTH: Capitalization. (a) The total number of shares of
                         ---------------
         capital stock which the Corporation shall have authority to issue is 1,000,000,000 shares of capital stock of the par value of $.05 per share, having an aggregate par value of $50,000,000.

                  (b) For purposes of establishing classes or subclasses of stock with different investment objectives, types of investments or distribution methods, costs or charges, the Board of Directors may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock. Without limiting the generality of the foregoing, the Board of Directors may, from time to time, (i) classify or reclassify any unissued shares of stock into classes having "assets belonging to" such class, as described in Paragraph (c)(i) of this Article, (ii) divide any class having "assets belonging to" such class into subclasses with different distribution methods, costs or charges and classify or reclassify any unissued shares of such subclass, and (iii) name and change the name of any class or subclass of outstanding or unissued stock.

                  (c) Subject to the authority granted to the Board of Directors of the Corporation in subparagraph (b) of this Article FIFTH, each class of stock of the Corporation now outstanding and each class of stock of the Corporation now outstanding and each class of stock hereafter designated by the Directors as a class which shall have assets belonging to such class shall have the following described powers, preferences and rights and the qualifications, limitations and restrictions thereof shall be as follows:


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                           (i) All consideration received by the Corporation for
                  the issue or sale of shares of a particular class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.

                           (ii) The assets belonging to a particular class of
                  stock shall be charged with the liabilities (including, in the discretion of the Board of Directors or its delegate, accrued expenses and reserves) incurred in respect of such class, and such class shall also be charged with its share of any general liabilities of the Corporation not incurred in respect of any particular class, such general liabilities to be allocated in proportion to the net asset value of the respective classes. The allocation of such liabilities to any subclass shall be determined by the Board of Directors or its delegate. The determination of the Board of Directors or its delegate shall be final and conclusive as to the amount of assets and liabilities, including accrued expenses and reserves, which are to be allocated to one or more particular classes or subclasses. The power to make such determinations may be delegated by the Board of Directors from time to time to one or more of the directors and officers of the Corporation, or to an agent of the corporation appointed for such purpose.

                           (iii) In the event of the liquidation or dissolution
                  of the Corporation (for whatever reason), shareholders of each class should be entitled to receive as a class, out of the assets of the Corporation available for distribution to shareholders the assets belonging to such class; and the assets so distributable to the shareholders of any class shall be distributed among such shareholders in proportion to the relative net asset value of the shares held by such shareholders. In the event that there are any general assets available for distribution not belonging to any particular class, any distribution thereof shall be made to the holders of all such classes in proportion to the net asset value of the respective classes.

                           (iv) The voting rights of the shares of each class
                  shall be as set forth in subparagraph (d) of this Article
                  FIFTH.

                           (v) The relative rights of the shares of each class
                  to be redeemed or repurchases shall be as set forth in Article SEVENTH.

                           (vi) The relative rights of the shares of each class
                  to receive dividends shall be as set forth in Article NINTH.

                  (d) Subject to the requirements of the Investment Company Act of 1940, at any meeting of the shareholders, each shareholder shall have one vote for each dollar of net asset value per share for each share held irrespective of the class or


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         subclass thereof. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class or subclass except to the extent class or subclass voting is required as to any matter by the laws of the State of Maryland, the Investment Company Act of 1940 or any Regulation thereunder or by the Board of Directors.

                  (e) Fractional shares shall carry proportionately all the rights of a whole share.

         Article TENTH of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  TENTH: Net Asset Value, Other Determinations. The net asset
                         --------------------------------------
         value of shares of capital stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors of the Corporation. Any determination made in good faith by or on behalf of the Board of Directors or pursuant to its delegation or direction, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the net asset value, bid price or asked price of the shares of the Corporation, as to the value of any asset or assets of the Corporation, or as to any other matter relating to the issue, sale, redemption, purchase, acquisition or disposition of the shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of shares issued by it, and the shares of the Corporation shall be issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

         Article THIRTEENTH of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  THIRTEENTH: Majority Vote. Notwithstanding any provision of
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         the General Corporation Law of the State of Maryland requiring that any action be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of votes entitled to vote thereon. When shares are voted by individual class or subclass, any such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of votes entitled to vote thereon.

         SECOND: The Board of Directors of the Corporation duly adopted resolutions in which were set forth the foregoing amendments to the charter, declaring that said


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amendments of the charter as proposed were advisable and directing that they be submitted for action thereon by the stockholders of the Corporation at their next meeting.

         THIRD: Said amendment has been approved by the holders of a majority of the issued and outstanding stock entitled to vote on the amendment in accordance with Article FIFTH of the Articles of Incorporation and the Maryland General Corporation Law.

         IN WITNESS WHEREOF, New York Venture Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Chairman of the Board of Directors and attested by its Secretary this 29th day of August, 1994.

                                       NEW YORK VENTURE FUNDS, INC.
                                       ----------------------------------------
                                       Martin H. Proyect, Chairman of the Board


ATTEST:


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Raymond O. Padilla, Secretary


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         THE UNDERSIGNED, Chairman of the Board of Directors of New York Venture
Funds, Inc. who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the forgoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


Dated: August 29, 1994.
                                        ----------------------------------------
                                        Martin H. Proyect, Chairman of the Board